PRESS RELEASE

CONTACT:
Scott Eckstein
Financial Relations Board
212-827-3766

ZAIS FINANCIAL CORP. REPORTS THIRD QUARTER 2013 RESULTS

Red Bank, NJ – November 12, 2013 – ZAIS Financial Corp. (NYSE: ZFC) (“ZAIS Financial” or the “Company”) today reported financial results for the three months and nine months ended September 30, 2013. The quarter ended September 30, 2013 was the second full quarter in which the Company operated as a public mortgage REIT following its initial public offering (“IPO”) completed on February 13, 2013.

THIRD QUARTER 2013 AND RECENT HIGHLIGHTS

  GAAP net income of $4.1 million, or $0.47 per weighted average share outstanding

  Core Earnings (a non-GAAP financial measure as defined below) of $3.0 million, or $0.33 per weighted average share outstanding
  Additional roll income on to-be-announced (“TBA”) securities positions of $0.2 million, or $0.03 per weighted average share outstanding (1)

  Third quarter cash dividend of $0.50 per share of the Company's common stock and operating partnership unit (“OP unit”) was paid on October 11, 2013

  Residential mortgage loan portfolio as of September 30, 2013, with an unpaid principal balance of $406.2 million and a fair value of $334.8 million
  During the three months ended September 30, 2013, acquired mortgage loans with an unpaid principal balance of $260.6 million

  $196.6 million fair value of residential mortgage-backed securities (“RMBS”) as of September 30, 2013, consisting of non-Agency RMBS

  Sold all remaining Agency RMBS during the three months ended September 30, 2013

  Book value per share of common stock and OP unit of $19.92 as of September 30, 2013, as compared with $19.95 as of June 30, 2013

  2.11x leverage ratio as of September 30, 2013

(1) Roll income is the estimated net interest income earned on TBA positions via dollar roll transactions, and is recognized in gain/(loss) on derivative instruments in the consolidated statement of operations.

“The third quarter was an important one for ZFC as we achieved our targeted equity allocation to residential whole loans, with 53% of our equity now allocated to whole loan investments. We also sold our remaining Agency RMBS positions during the quarter and our portfolio is now focused on residential mortgage credit strategies, consistent with our long-term business plan,” said Michael Szymanski, President and Chief Executive Officer of ZAIS Financial. “We continue to benefit from positive trends in housing and consumer credit and to take advantage of our whole loan capabilities by pursuing attractive investment opportunities in mortgage credit. During the quarter, we also took important steps to build out our newly originated loan purchase program, including technology development and laying the groundwork for the establishment of a loan seller network.”

THIRD QUARTER 2013 RESULTS

ZAIS Financial reported GAAP net income for the three months ended September 30, 2013 of $4.1 million, or $0.47 per weighted average share outstanding compared with net income of $8.1 million, or $2.83 per weighted average share outstanding for the three months ended September 30, 2012. The decrease was primarily related to a decrease in other gains / (losses) of $5.6 million and an increase in operating expenses of $2.5 million, partially offset by an increase in net interest income of $4.1 million. For the three months ended September 30, 2013, the Company reported Core Earnings, (which excludes changes in unrealized and realized gains and losses on real estate securities and mortgage loans and gains and losses on derivative instruments), of $3.0 million, or $0.33 per weighted average share and OP unit outstanding compared with Core Earnings of $1.3 million, or $0.46 per weighted average share and OP unit outstanding for the quarter ended September 30, 2012. Core Earnings is a non-GAAP financial measure. Additionally, the Company earned roll income on its Agency TBA securities positions of $0.2 million, or $0.03 per share.

The Company had 7,970,886 and 2,071,096 shares of common stock outstanding as of September 30, 2013 and December 31, 2012, respectively.

The September 30, 2013, book value of $19.92 per share of common stock and OP unit decreased slightly from the June 30, 2013, book value per share of common stock and OP unit of $19.95.

The Company earned interest income of $8.3 million for the three months ended September 30, 2013, compared with $2.2 million of interest income for the three months ended September 30, 2012. The increase in interest income was primarily due to the acquisition of whole loans, which increased interest income by $4.1 million, an increase in the Company's average RMBS portfolio, which increased interest income by $1.8 million, and an increase in the average RMBS portfolio yield, which increased interest income by $0.2 million. The Company incurred interest expense of $2.3 million for this period, compared with $0.4 million for the three months ended September 30, 2012. The increase in interest expense was primarily due to an increase in borrowings from the loan repurchase facility used to finance the Company’s residential mortgage loan portfolio (the “Loan Repurchase Facility”) and securities repurchase agreements.

As of September 30, 2013, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 3.50% for the Company’s mortgage loans and 4.66% for the Company’s non-Agency RMBS. As of September 30, 2012, the weighted average net interest spread between the yield on the Company’s assets and the cost of funds, including the impact of interest rate hedging, was 2.41% for the Company’s Agency RMBS and 4.80% for the Company’s non-Agency RMBS.

The Company incurred operating expenses of $3.0 million for the three months ended September 30, 2013, compared with $0.5 million for the three months ended September 30, 2012. The increase in expenses was primarily due to increases in professional fees, advisory fees and general and administrative expenses. Professional fees increased by $0.9 million primarily due to work performed by the independent auditors for quarterly reviews and procedures performed for the 2013 annual audit. Advisory fees increased by $0.5 million due to an increase in stockholders’ equity as a result of the Company’s February 2013 IPO. General and administrative expenses increased by $0.8 million primarily due to mortgage loan transaction costs, insurance expense, research fees, additional public company expenses and independent directors’ fees. Loan servicing fees increased by $0.3 million due to the acquisition of whole loans.

PORTFOLIO SUMMARY

As of September 30, 2013, the company held residential mortgage loans with an aggregate unpaid principal balance of $406.2 million and a fair value of $334.8 million and a diversified portfolio of non-Agency RMBS with a fair value of $196.6 million which consisted primarily of senior tranches that were originally highly rated but subsequently downgraded.

During the three months ended September 30, 2013, the Company acquired fixed rate mortgage loans and ARMs with a principal balance of $260.6 million. The Company did not sell any mortgage loans during the third quarter. Also during the three months ended September 30, 2013, the Company sold Agency RMBS with a principal balance of $170.3 million for $168.8 million and non-Agency RMBS with a principal balance of $80.2 million for $60.8 million. The Company did not acquire Agency RMBS or non-Agency RMBS during the third quarter.

The three-month average and the six-month average Constant Prepayment Rates (“CPR”) for the periods ended September 30, 2013 were 23.89% and 12.78%, respectively, for the Company’s non-Agency RMBS.

As of September 30, 2013, the Company was fully invested in its target assets contemplated by its long-term business plan. However, for a portion of the quarter ended September 30, 2013, the Company was not fully invested in its long-term target assets.

LEVERAGE AND HEDGING ACTIVITIES

As of September 30, 2013, the Company had a leverage ratio of 2.11x. The Company had an aggregate of $374.5 million in borrowings outstanding as of September 30, 2013, under the Loan Repurchase Facility and under four RMBS master repurchase agreements. These agreements are secured by a portion of the Company’s mortgage loans and non-Agency RMBS and bear interest at rates that have historically moved in close relationship to LIBOR.

As of September 30, 2013, the Company had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of September 30, 2013.

COMMON STOCK DIVIDEND

On September 18, 2013, the Company announced that its Board of Directors declared a cash dividend of $0.50 per share of the Company's common stock and OP unit for the three months ended September 30, 2013. The dividend was payable on October 11, 2013 to stockholders and OP unit holders of record as of the close of business on September 30, 2013.

The Company’s current policy is to pay quarterly distributions which, on an annual basis, will equal all or substantially all of its net taxable income. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

As of September 30, 2013, the Company had undistributed taxable income of approximately $1.07 per share primarily attributable to the termination of interest rate swap contracts during the quarter ended September 30, 2013. While the Company intends to distribute all or substantially all of its taxable income through dividends declared on or prior to December 31, 2013, no assurances can be given as to the amount of such distribution as certain events and expenses will impact the amount of such distributions.

INVESTOR CONFERENCE CALL

Management will host a conference call today, November 12, 2013, at 10:00 a.m. eastern time to review the Company’s financial results. The number to call for this interactive teleconference is (480) 629-9819.

A replay of the conference call will be available through Tuesday November 19, 2013, by dialing (303) 590-3030 and entering the confirmation number, 4648126.

The live broadcast of the ZAIS Financial Corp. quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Tuesday November 12, 2013, beginning at 10:00 a.m. eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

THIRD QUARTER INVESTOR PRESENTATION

The Company’s Third Quarter Investor Presentation – September 30, 2013, is available on the Company’s website at www.zaisfinancial.com. To access the presentation, select the Q3 2013 Earnings Presentation link on the “Investor Relations” page on the Company’s website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes certain non-GAAP financial information, including Core Earnings. Core Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding changes in unrealized gains or losses on mortgage loans and real estate securities, realized gains or losses on mortgage loans and real estate securities, gains or losses on derivative instruments, and certain non-recurring adjustments.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP with Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income / (loss) - GAAP	$4,148,193	$8,058,518	$(1,446,990)	$17,619,685

Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans	(3,644,036)	-	(5,211,327)	-
Change in unrealized gain or loss on real estate securities	(4,785,568)	(6,269,964)	9,953,797	(15,662,891)
Realized (gain) on mortgage loans	(346,482)	-	(412,726)	-
Realized loss / (gain) on real estate securities	9,113,260	(849,794)	9,359,315	1,102,068
(Gain) / loss on derivative instruments	(1,510,143)	362,681	(5,489,668)	1,118,633

Core Earnings - non-GAAP	$2,975,224	$1,301,441	$6,752,401	$4,177,495

Core Earnings - per weighted average share outstanding - non-GAAP	$0.33	$0.46	$0.85	$1.41

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Expressed in United States Dollars)
	September 30, 2013	December 31, 2012
Assets	(unaudited)
Cash	$21,467,891	$19,061,110
Restricted cash	3,031,804	3,768,151
Mortgage loans, at fair value - $334,539,232
and $0 pledged as collateral, respectively	334,793,412	-
Real estate securities, at fair value - $180,081,818
and $133,538,998 pledged as collateral, respectively	196,552,996	170,671,683
Other assets	3,699,269	1,345,665
Receivable for real estate securities sold	-	6,801,398
Total assets	$559,545,372	$201,648,007
Liabilities
Loan repurchase facility	$240,477,801	$-
Securities repurchase agreements	134,062,326	116,080,467
Payable for real estate securities purchased	-	6,195,767
Derivative liabilities, at fair value	596,988	1,144,744
Dividends and distributions payable	4,448,900	-
Accounts payable and other liabilities	2,139,378	1,820,581
Accrued interest payable	598,962	74,966
Common stock repurchase liability	-	11,190,687
Total liabilities	382,324,355	136,507,212

Stockholders’ equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000
shares authorized; zero shares and 133 shares issued and outstanding, respectively	-	-
Common stock $0.0001 par value; 500,000,000 shares authorized;
7,970,886 shares issued and 7,970,886 shares outstanding, and
2,586,131 shares issued and 2,071,096 shares outstanding, respectively	798	207
Additional paid-in capital	164,207,617	39,759,770
(Accumulated deficit) / retained earnings	(5,449,113)	5,281,941
Total ZAIS Financial Corp. stockholders' equity	158,759,302	45,041,918
Non-controlling interests in operating partnership	18,461,715	20,098,877
Total stockholders' equity	177,221,017	65,140,795
Total liabilities and stockholders' equity	$559,545,372	$201,648,007

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(Expressed in United States Dollars)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Interest income
Mortgage loans	$4,051,406	$-	$4,984,265	$-
Real estate securities	4,222,038	2,176,647	12,660,723	7,216,518
Total interest income	8,273,444	2,176,647	17,644,988	7,216,518

Interest expense
Loan repurchase facility	1,455,617	-	1,744,913	-
Securities repurchase agreements	877,522	376,742	2,259,041	1,043,889
Total interest expense	2,333,139	376,742	4,003,954	1,043,889
Net interest income	5,940,305	1,799,905	13,641,034	6,172,629

Other gains / (losses)
Change in unrealized gain or loss on mortgage loans	3,644,036	-	5,211,327	-
Change in unrealized gain or loss on real estate securities	4,785,568	6,269,964	(9,953,797)	15,662,891
Realized gain on mortgage loans	346,482	-	412,726	-
Realized (loss) / gain on real estate securities	(9,113,260)	849,794	(9,359,315)	(1,102,068)
Gain / (loss) on derivative instruments	1,510,143	(362,681)	5,489,668	(1,118,633)
Total other gains / (losses)	1,172,969	6,757,077	(8,199,391)	13,442,190

Expenses
Professional fees	1,090,672	193,892	2,583,246	1,137,329
Advisory fee - related party	710,563	255,943	1,903,635	728,521
Loan servicing fees	319,489	-	434,023	-
General and administrative expenses	844,357	48,629	1,967,729	129,284
Total expenses	2,965,081	498,464	6,888,633	1,995,134
Net income / (loss)	4,148,193	8,058,518	(1,446,990)	17,619,685
Net income / (loss) allocated to non-controlling interests	432,132	-	(57,250)	-
Preferred dividends	-	4,156	15,379	11,730
Net income / (loss) attributable to ZAIS Financial Corp.
common stockholders	$3,716,061	$8,054,362	$(1,405,119)	$17,607,955
Net income / (loss) per share applicable to common
stockholders - basic and diluted	$.47	$2.83	$.20	$5.94
Weighted average number of shares of common stock:
Basic	7,970,886	2,843,203	7,038,304	2,962,376
Diluted	8,897,800	2,843,203	7,965,218	2,962,376

The following table sets forth certain information regarding the Company's mortgage loans as of September 30, 2013:

	Unpaid	Premium	Amortized	Gross Unrealized (1)		Fair	Weighted Average
	Principal Balance	(Discount)	Cost	Gains	Losses	Value	Coupon	Yield (2)
Mortgage Loans
Performing
Fixed	$219,759,258	$(45,799,160)	$173,960,098	$6,468,904	$(2,775,149)	$177,653,853	4.55%	6.63%
ARM	173,301,235	(26,834,656)	146,466,579	3,161,622	(1,411,114)	148,217,087	3.83	6.34
Total performing	393,060,493	(72,633,816)	320,426,677	9,630,526	(4,186,263)	325,870,940	4.23	6.50
Non - performing(3)	13,107,328	(3,951,920)	9,155,408	278,257	(511,193)	8,922,472	4.89	7.29
Total Mortgage Loans	$406,167,821	$(76,585,736)	$329,582,085	$9,908,783	$(4,697,456)	$334,793,412	4.25%	6.52%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its mortgage loans. The Company recorded a gain of $3.6 million for the three months ended September 30, 2013 and a gain of $5.2 million for the nine months ended September 30, 2013, as change in unrealized gain or loss on mortgage loans in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Loans that are delinquent for 60 days or more are considered non-performing.

The following table sets forth certain information regarding the Company's RMBS as of September 30, 2013:

	Principal or	Premium	Amortized	Gross Unrealized (1)		Fair	Weighted Average
	Notional Balance	(Discount)	Cost	Gains	Losses	Value	Coupon	Yield (2)
Real estate securities
Non-Agency RMBS
Alternative - A (3)	$156,032,245	$(82,841,762)	$73,190,483	$1,969,402	$(1,562,573)	$73,597,312	4.67%	6.71%
Pay option adjustable rate	35,284,102	(7,390,488)	27,893,614	146,164	(482,443)	27,557,335	0.83	6.71
Prime	85,732,026	(10,040,163)	75,691,863	3,038,135	(954,285)	77,775,713	5.40	6.83
Subprime	20,320,181	(2,422,356)	17,897,825	458,387	(733,576)	17,622,636	0.83	6.24
Total RMBS	$297,368,554	$(102,694,769)	$194,673,785	$5,612,088	$(3,732,877)	$196,552,996	4.08%	6.71%
____________________

(1)	The Company has elected the fair value option pursuant to ASC 825 for its real estate securities. The Company recorded a gain of $4.8 million and $6.3 million for the three months ended September 30, 2013 and 2012, respectively, and a loss of $10.0 million and a gain of $15.7 million for the nine months ended September 30, 2013 and 2012, respectively, as change in unrealized gain or loss on real estate securities in the consolidated statements of operations.
(2)	Unleveraged yield.
(3)	Alternative – A RMBS includes an interest-only strip with a notional balance of $69.6 million.

The following table presents information about the Company's interest rate swap agreements as of September 30, 2013:

		Weighted Average	Weighted Average	Weighted Average
Maturity	Notional Amount	Pay Rate	Receive Rate	Years to Maturity
2023	$17,200,000	2.72%	0.26%	9.8
Total/Weighted average	$17,200,000	2.72%	0.26%	9.8

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which invests in, finances and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.